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                                                                  Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
ING Variable Insurance Trust:

We consent to the references to our firm under the headings "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
June 12, 2006